UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2019

PROFESSIONAL DIVERSITY NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

801 W. Adams Street, Sixth Floor, Chicago, Illinois 60607

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting of the Board of Directors (the “Board”) of Professional Diversity Network, Inc. (the “Company”) on October 10, 2019, Ms. Star Jones (“Ms. Jones”), the Company’s President and a member of the Board, announced her resignation from her position as the President effective as of December 31, 2019 and that she will not run for reelection as a director of the Company at the next annual shareholder meeting of the Company, which is currently scheduled to take place on December 17, 2019. Ms. Jones’ employment agreement with the Company expired on September 24, 2019. During the period between September 25, 2019 and December 31, 2019, Ms. Jones will receive the same level of compensation and benefits as before. At such meeting, the Board of Directors resolved to accept Ms. Jones’ resignation. Ms. Jones served in such capacity since September 2014, and her decision to resign was not due to any disagreement with the Company (as described in Item 5.02(a) of Form 8-K). The Company thanks Ms. Jones for her years of service to the Company.

Item 8.01. Other Events

At the board meeting described in Item 5.02 above, the Board resolved to hold the Company’s 2019 annual shareholder meeting on December 17, 2019, and the Board further resolved to fix the record date for determining stockholders entitled to vote at the 2019 annual shareholder meeting as October 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: October 15, 2019	/s/ Adam He
Adam He, Chief Financial Officer